NEWS
Keith Siegner
Vice President, Investor Relations, Corporate Strategy and Treasurer

Yum! Brands Reports Third-Quarter GAAP Operating Profit Decline of (14)%;
Delivers Third-Quarter Core Operating Profit Growth of 2%;
System Sales Growth of 5%

Louisville, KY (October 31, 2018) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 30, 2018. Third-quarter GAAP EPS was $1.40, an increase of 18%. Third-quarter EPS excluding Special Items was $1.04, an increase of 52%.

GREG CREED COMMENTS
Greg Creed, CEO, said, “We are pleased to deliver third-quarter system sales growth of 5%, consisting of same store sales growth of 2% and net new unit growth of 4%. Core operating profit growth of 2% was consistent with our expectations. We are now two years into our three year transformation and remain firmly on-track to becoming more focused, more franchised and more efficient. The collective power of our three iconic brands, anchored by our four key growth drivers, is helping us deliver long-term sustainable growth and higher returns for our stakeholders."

THIRD-QUARTER HIGHLIGHTS

●	Worldwide system sales excluding foreign currency translation grew 5%, with Taco Bell at 8%, KFC at 7%, and Pizza Hut flat.
●	We opened 410 net new units for 4% net new unit growth.
●
We refranchised 134 restaurants, including 57 KFC, 31 Pizza Hut and 46 Taco Bell units, for pre-tax proceeds of $193 million. We recorded net refranchising gains of $100 million in Special Items. As of quarter end, our global franchise ownership mix was 97%.

●	We repurchased 6.3 million shares totaling $527 million at an average price of $83.
●	We reflected the change in fair value of our investment in Grubhub by recording $94 million of pre-tax investment income, resulting in $0.22 in EPS.
●	Foreign currency translation unfavorably impacted divisional operating profit by $9 million.

	% Change
	System Sales Ex F/X	Same-Store Sales	Net New Units	GAAP Operating Profit	Core Operating Profit
KFC Division	+7	+3	+5	(5)	(2)
Pizza Hut Division	Even	(1)	+2	+7	+9
Taco Bell Division	+8	+5	+3	+10	+10
Worldwide	+5	+2	+4	(14)	+2

	Third Quarter			Year-to-Date
	2018	2017	% Change	2018	2017	% Change
GAAP EPS	$1.40	$1.18	+18	$3.64	$2.52	+44
Special Items EPS[1]	$0.36	$0.50	NM	$0.89	$0.51	NM
EPS Excluding Special Items	$1.04	$0.68	+52	$2.75	$2.01	+37
1See Reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Special Items.

All comparisons are versus the same period a year ago. As required, we adopted a new accounting standard on revenue recognition effective January 1, 2018. Prior year results have not been restated for this change. See the Other Items section of this release for further details.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	22,104	21,063	+5	N/A	22,104	21,063	+5	N/A
System Sales ($MM)	6,555	6,282	+4	+7	19,190	17,688	+8	+6
Same-Store Sales Growth (%)	+3	+4	NM	NM	+2	+3	NM	NM
Franchise and Property Revenues ($MM)	320	296	+8	+11	937	831	+13	+10
Operating Profit ($MM)	248	260	(5)	(2)	704	710	(1)	(3)
Operating Margin (%)	38.2	32.8	5.4	5.4	36.0	30.9	5.1	4.8

	Third Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+8	Even	+8	Even
Same-Store Sales Growth	+3	+1	+2	Even

●	KFC Division opened 345 gross new international restaurants in 48 countries.
●	Operating margin increased 5.4 percentage points driven by refranchising and same-store sales growth, partially offset by the gross up of advertising fund revenues and franchise service activities.
●	Foreign currency translation unfavorably impacted operating profit by $8 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third Quarter (% Change)	Year-to-Date (% Change)
China	27%	+6	+6
United States	18%	Even	Even
Asia	12%	+7	+5
Australia	7%	+6	+5
Russia & Eastern Europe	7%	+22	+22
United Kingdom	6%	+1	(4)
Latin America	5%	+9	+11
Western Europe	5%	+9	+11
Africa	4%	+11	+7
Middle East / Turkey / North Africa	4%	+14	+12
Canada	2%	Even	+2
Thailand	2%	+15	+9
India	1%	+25	+21

1Refer to investors.yum.com/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2017.

PIZZA HUT DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	16,930	16,551	+2	N/A	16,930	16,551	+2	N/A
System Sales ($MM)	2,929	2,966	(1)	Even	8,855	8,665	+2	+1
Same-Store Sales Growth (%)	(1)	+1	NM	NM	(1)	(1)	NM	NM
Franchise and Property Revenues ($MM)	143	148	(3)	(2)	432	433	Even	(1)
Operating Profit ($MM)	88	82	+7	+9	257	250	+3	+2
Operating Margin (%)	38.7	40.5	(1.8)	(1.4)	36.1	38.0	(1.9)	(2.0)

	Third Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+1	(1)	+1	Even
Same-Store Sales Growth	(3)	+1	(2)	+2

●	Pizza Hut Division opened 184 gross new international restaurants in 43 countries.
●	Operating margin decreased 1.8 percentage points driven by the gross up of advertising fund revenues and franchise service activities.
●	Foreign currency translation unfavorably impacted operating profit by $1 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third Quarter (% Change)	Year-to-Date (% Change)
United States	46%	(1)	Even
China	18%	(2)	(1)
Asia	13%	+2	+4
Europe	10%	(1)	Even
Latin America	6%	+3	+1
Middle East / Turkey / North Africa	4%	+5	+3
Canada	2%	+3	+2
India	1%	+20	+21
Africa	<1%	+52	+41
1Refer to investors.yum.com/financial-reports for a list of the countries within each of the markets.
2Reflects Full Year 2017.

TACO BELL DIVISION

	Third Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2018	2017	Reported	Ex F/X	2018	2017	Reported	Ex F/X
Restaurants	6,942	6,738	+3	N/A	6,942	6,738	+3	N/A
System Sales ($MM)	2,604	2,423	+7	+8	7,440	7,058	+5	+5
Same-Store Sales Growth (%)	+5	+3	NM	NM	+3	+5	NM	NM
Franchise and Property Revenues ($MM)	142	124	+15	+15	404	358	+13	+13
Operating Profit ($MM)	161	147	+10	+10	442	440	—	+1
Operating Margin (%)	31.5	33.3	(1.8)	(1.8)	30.3	32.6	(2.3)	(2.3)

●	Taco Bell Division opened 59 gross new restaurants, including 22 gross new international restaurants.
●
Operating margin decreased 1.8 percentage points driven by the gross up of advertising fund revenues and franchise service activities, partially offset by refranchising, same-store sales growth and the expansion of equity restaurant margins.

OTHER ITEMS

●
Effective January 1, 2018, we adopted the new accounting standard on revenue recognition. As a result, we are now required to recognize upfront fees, such as initial and renewal fees we receive from franchisees, as revenue over the term of the related franchise agreement. We also record incentive payments we may make to franchisees (e.g., equipment funding provided under the KFC U.S. Acceleration Agreement) as a reduction of revenue over the period of expected cash flows from the franchise agreements to which the payment relates. Under our historical accounting, we recognized upfront fees from franchisees in full upon commencement of the related franchise agreements and incentive payments made to franchisees when we were obligated to make the payment.

Additionally, the new accounting standard requires us to begin recording other revenues we receive from franchisees and the related expenses on a gross basis within our Income Statement. Previously, these revenues and expenses, the largest of which relate to franchisee contributions to and subsequent expenditures from advertising cooperatives we consolidate, were reported on a net basis within our Income Statement. We have reported these revenues and expenses in our Income Statement on the two new line items of Franchise contributions for advertising and other services and Franchise advertising and other services expense.

Prior results have not been restated for the impact of this accounting change and therefore remain reported as they have been historically. However, the adoption was done on a modified retrospective basis resulting in the current year impact being reported as if the now-required accounting had been in place since the inception of currently active franchise agreements or when franchise incentive payments were originally made. On a full-year basis we anticipate that the non-cash impacts of adopting the new revenue recognition standard will negatively impact core operating profit growth by 2 to 3 percentage points. As a result of the new standard, core operating profit growth was negatively impacted by one percentage point during the third quarter and one percentage point year-to-date through September 30, 2018. A significant portion of our new unit development for which we receive upfront fees, which will now be spread versus recognized upfront, is expected to occur in the fourth quarter.

●	Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time October 31, 2018. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers, conference ID 4690947.
The call will be available for playback beginning at 11:00 a.m. Eastern Time October 31, 2018 through December 12, 2018. To access the playback, dial 855/859-2056 in the U.S. and 404/537-3406 internationally, conference ID 4690947.
The webcast and the playback can be accessed via the internet by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2018 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food borne-illness issues; health concerns arising from outbreaks of viruses or other diseases; the success of our franchisees and licensees, and the success of our transformation initiatives, including our refranchising strategy; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of individually identifiable data of our customers and employees; our increasing dependence on digital commerce platforms and information technology systems; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; recent Tax Legislation (defined below) and other tax matters, including disagreements with taxing authorities; consumer preferences and perceptions of our brands; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
Information regarding the impact of the Tax Cuts and Jobs Act of 2017 (“Tax Legislation”) consists of preliminary estimates which are forward-looking statements and are subject to change. Information regarding the impact of Tax Legislation is based on our current calculations, as well our current interpretations, assumptions and expectations relating to Tax Legislation, which are subject to further ongoing change.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 45,000 restaurants in more than 140 countries and territories and is one of the Aon Hewitt Top Companies for Leaders in North America. In 2018, Yum! Brands was recognized as part of the inaugural Bloomberg Gender-Equality Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine. In 2017, Yum! Brands was named to the Dow Jones Sustainability North America Index. The company’s restaurant brands – KFC, Pizza Hut and Taco Bell – are the global leaders of the chicken, pizza and Mexican-style food categories. Worldwide, the Yum! Brands system opens over seven new restaurants per day on average, making it a leader in global retail development.

Analysts are invited to contact:
Keith Siegner, Vice President, Investor Relations, Corporate Strategy and Treasurer at 888/298-6986
Kelly Knybel, Director, Investor Relations, at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Director, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/18	9/30/17	B/(W)	9/30/18	9/30/17	B/(W)
Revenues
Company sales	$499	$871	(43)	$1,523	$2,682	(43)
Franchise and property revenues	605	565	7	1,773	1,619	10
Franchise contributions for advertising and other services	287	—	N/A	834	—	N/A
Total revenues	1,391	1,436	(3)	4,130	4,301	(4)

Costs and Expenses, Net
Company restaurant expenses	399	717	44	1,258	2,223	43
General and administrative expenses	204	215	5	631	699	10
Franchise and property expenses	40	61	35	127	161	21
Franchise advertising and other services expense	288	—	N/A	834	—	N/A
Refranchising (gain) loss	(100)	(201)	(50)	(285)	(331)	(14)
Other (income) expense	7	1	NM	10	3	NM
Total costs and expenses, net	838	793	(6)	2,575	2,755	7

Operating Profit	553	643	(14)	1,555	1,546	1
Investment (income) expense, net	(96)	(1)	NM	(185)	(3)	NM
Other pension (income) expense	4	10	59	10	42	76
Interest expense, net	111	110	—	330	325	(1)
Income before income taxes	534	524	2	1,400	1,182	18
Income tax provision	80	106	24	192	278	31
Net Income	$454	$418	9	$1,208	$904	34

Effective tax rate	15.1%	20.2%	5.1 ppts.	13.7%	23.5%	9.8 ppts.

Basic EPS
EPS	$1.43	$1.21	18	$3.72	$2.58	44
Average shares outstanding	318	345	8	325	351	7

Diluted EPS
EPS	$1.40	$1.18	18	$3.64	$2.52	44
Average shares outstanding	325	353	8	332	358	7

Dividends declared per common share	$0.36	$—		$1.08	$0.60

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/18	9/30/17	B/(W)	9/30/18	9/30/17	B/(W)

Company sales	$221	$498	(55)	$707	$1,465	(52)
Franchise and property revenues	320	296	8	937	831	13
Franchise contributions for advertising and other services	108	—	N/A	314	—	N/A
Total revenues	649	794	(18)	1,958	2,296	(15)

Company restaurant expenses	187	419	55	617	1,244	50
General and administrative expenses	81	85	5	247	259	5
Franchise and property expenses	24	29	17	78	80	4
Franchise advertising and other services expense	107	—	N/A	312	—	N/A
Other (income) expense	2	1	NM	—	3	NM
Total costs and expenses, net	401	534	25	1,254	1,586	21
Operating Profit	$248	$260	(5)	$704	$710	(1)

Restaurant margin	15.4%	15.9%	(0.5) ppts.	12.7%	15.1%	(2.4) ppts.

Operating margin	38.2%	32.8%	5.4 ppts.	36.0%	30.9%	5.1 ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/18	9/30/17	B/(W)	9/30/18	9/30/17	B/(W)

Company sales	$13	$55	(77)	$55	$226	(76)
Franchise and property revenues	143	148	(3)	432	433	Even
Franchise contributions for advertising and other services	73	—	N/A	226	—	N/A
Total revenues	229	203	12	713	659	8

Company restaurant expenses	13	54	76	56	212	74
General and administrative expenses	45	44	(2)	141	151	6
Franchise and property expenses	9	21	61	28	44	37
Franchise advertising and other services expense	74	—	N/A	229	—	N/A
Other (income) expense	—	2	NM	2	2	NM
Total costs and expenses, net	141	121	(16)	456	409	(11)
Operating Profit	$88	$82	7	$257	$250	3

Restaurant margin	(2.2)%	1.9%	(4.1) ppts.	(1.3)%	6.0%	(7.3) ppts.

Operating margin	38.7%	40.5%	(1.8) ppts.	36.1%	38.0%	(1.9) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/18	9/30/17	B/(W)	9/30/18	9/30/17	B/(W)

Company sales	$265	$318	(17)	$761	$991	(23)
Franchise and property revenues	142	124	15	404	358	13
Franchise contributions for advertising and other services	106	—	N/A	294	—	N/A
Total revenues	513	442	16	1,459	1,349	8

Company restaurant expenses	200	249	20	587	772	24
General and administrative expenses	40	41	3	121	122	1
Franchise and property expenses	5	6	9	17	16	(10)
Franchise advertising and other services expense	107	—	N/A	293	—	N/A
Other (income) expense	—	(1)	NM	(1)	(1)	NM
Total costs and expenses, net	352	295	(19)	1,017	909	(12)
Operating Profit	$161	$147	10	$442	$440	—

Restaurant margin	24.7%	21.9%	2.8 ppts.	22.9%	22.1%	0.8 ppts.

Operating margin	31.5%	33.3%	(1.8) ppts.	30.3%	32.6%	(2.3) ppts.

See accompanying notes.

Percentages may not recompute due to rounding.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 9/30/18	12/31/17
ASSETS
Current Assets
Cash and cash equivalents	$198	$1,522
Accounts and notes receivable, less allowance: $32 in 2018 and $19 in 2017	528	400
Prepaid expenses and other current assets	443	384
Advertising cooperative assets, restricted	—	201
Total Current Assets	1,169	2,507

Property, plant and equipment, net of accumulated depreciation and amortization of $1,291 in
2018 and $1,480 in 2017	1,378	1,697
Goodwill	489	512
Intangible assets, net	84	110
Other assets	886	346
Deferred income taxes	149	139
Total Assets	$4,155	$5,311

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$885	$813
Income taxes payable	14	123
Short-term borrowings	295	375
Advertising cooperative liabilities	—	201
Total Current Liabilities	1,194	1,512

Long-term debt	9,405	9,429
Other liabilities and deferred credits	1,014	704
Total Liabilities	11,613	11,645

Shareholders' Deficit
Common stock, no par value, 750 shares authorized; 313 shares and 332 shares issued in 2018 and 2017, respectively	—	—
Accumulated deficit	(7,141)	(6,063)
Accumulated other comprehensive loss	(317)	(271)
Total Shareholders' Deficit	(7,458)	(6,334)
Total Liabilities and Shareholders' Deficit	$4,155	$5,311
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/18	9/30/17
Cash Flows - Operating Activities
Net Income	$1,208	$904
Depreciation and amortization	103	195
Refranchising (gain) loss	(285)	(331)
Investment (income) expense, net	(185)	(3)
Contributions to defined benefit pension plans	(9)	(47)
Deferred income taxes	32	122
Share-based compensation expense	36	53
Changes in accounts and notes receivable	(35)	17
Changes in prepaid expenses and other current assets	10	(7)
Changes in accounts payable and other current liabilities	(81)	(168)
Changes in income taxes payable	(47)	(125)
Other, net	49	108
Net Cash Provided by Operating Activities	796	718

Cash Flows - Investing Activities
Capital spending	(147)	(228)
Investment in Grubhub Inc. common stock	(200)	—
Proceeds from refranchising of restaurants	445	716
Other, net	(9)	1
Net Cash Provided by Investing Activities	89	489

Cash Flows - Financing Activities
Proceeds from long-term debt	106	1,088
Repayments of long-term debt	(462)	(372)
Revolving credit facilities, three months or less, net	273	35
Short-term borrowings by original maturity
More than three months - proceeds	59	—
More than three months - payments	(59)	—
Three months or less, net	—	—
Repurchase shares of Common Stock	(1,684)	(1,348)
Dividends paid on Common Stock	(349)	(315)
Debt issuance costs	—	(32)
Other, net	(45)	(85)
Net Cash Used in Financing Activities	(2,161)	(1,029)
Effect of Exchange Rate on Cash and Cash Equivalents	(55)	42
Net Increase (Decrease) in Cash and Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(1,331)	220
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	1,668	831
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$337	$1,051

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•
System sales and System sales excluding the impacts of foreign currency translation ("FX"). System sales include the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our Concepts. Sales of franchise restaurants typically generate ongoing franchise and license fees for the Company at a rate of 3% to 6% of sales. Franchise restaurant sales are not included in Company sales on the Condensed Consolidated Statements of Income; however, the franchise and license fees are included in the Company’s revenues. We believe System sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates our primary revenue drivers, Company and franchise same-store sales as well as net unit growth.

•	Diluted Earnings Per Share excluding Special Items (as defined below);

•	Effective Tax Rate excluding Special Items;

•	Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally.

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (b), (c), (d), (e), (f), (g), (h) and (i) in the accompanying notes.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/18	9/30/17	9/30/18	9/30/17
Detail of Special Items
Refranchising gain (loss)(b)	$100	$201	$285	$331
YUM's Strategic Transformation Initiatives(c)	(1)	(4)	(2)	(15)
Costs associated with Pizza Hut U.S. Transformation Agreement(d)	(1)	(8)	(3)	(20)
Costs associated with KFC U.S. Acceleration Agreement(e)	—	(4)	(2)	(12)
Non-cash credits (charges) associated with share-based compensation(f)	2	—	3	(18)
Other Special Items Income (Expense)	—	5	1	3
Special Items Income (Expense) - Operating Profit	100	190	282	269
Special Items - Other Pension Income (Expense)(g)	—	(1)	—	(23)
Special Items Income (Expense) before Income Taxes	100	189	282	246
Tax Benefit (Expense) on Special Items(h)	(12)	(13)	(49)	(64)
Tax Benefit (Expense) - U.S. Tax Act(i)	28	—	62	—
Special Items Income (Expense), net of tax	116	176	295	182
Average diluted shares outstanding	325	353	332	358
Special Items diluted EPS	$0.36	$0.50	$0.89	$0.51

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$553	$643	$1,555	$1,546
Special Items Income (Expense)	100	190	282	269
Foreign Currency Impact on Divisional Operating Profit	(9)	N/A	15	N/A
Core Operating Profit	$462	$453	$1,258	$1,277

KFC Division
GAAP Operating Profit	$248	$260	$704	$710
Foreign Currency Impact on Divisional Operating Profit	(8)	N/A	12	N/A
Core Operating Profit	$256	$260	$692	$710

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		Year to date
	9/30/18	9/30/17	9/30/18	9/30/17
Pizza Hut Division
GAAP Operating Profit	$88	$82	$257	$250
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A	3	N/A
Core Operating Profit	$89	$82	$254	$250

Taco Bell Division
GAAP Operating Profit	$161	$147	$442	$440
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$161	$147	$442	$440

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.40	$1.18	$3.64	$2.52
Special Items Diluted EPS	0.36	0.50	0.89	0.51
Diluted EPS excluding Special Items	$1.04	$0.68	$2.75	$2.01

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	15.1%	20.2%	13.7%	23.5%
Impact on Tax Rate as a result of Special Items	(7.2)%	(7.6)%	(4.7)%	0.7%
Effective Tax Rate excluding Special Items	22.3%	27.8%	18.4%	22.8%

Reconciliation of Company sales to System sales

Consolidated
GAAP Company sales	$499	$871	$1,523	$2,682
Franchise sales	11,589	10,800	33,962	30,729
System sales	12,088	11,671	35,485	33,411
Foreign Currency Impact on System sales	(203)	N/A	526	N/A
System sales, excluding FX	$12,291	$11,671	$34,959	$33,411

KFC Division
GAAP Company sales	$221	$498	$707	$1,465
Franchise sales	6,334	5,784	18,483	16,223
System sales	6,555	6,282	19,190	17,688
Foreign Currency Impact on System sales	(158)	N/A	408	N/A
System sales, excluding FX	$6,713	$6,282	$18,782	$17,688

Pizza Hut Division
GAAP Company sales	$13	$55	$55	$226
Franchise sales	2,916	2,911	8,800	8,439
System sales	2,929	2,966	8,855	8,665
Foreign Currency Impact on System sales	(43)	N/A	116	N/A
System sales, excluding FX	$2,972	$2,966	$8,739	$8,665

Taco Bell Division
GAAP Company sales	$265	$318	$761	$991
Franchise sales	2,339	2,105	6,679	6,067
System sales	2,604	2,423	7,440	7,058
Foreign Currency Impact on System sales	(2)	N/A	2	N/A
System sales, excluding FX	$2,606	$2,423	$7,438	$7,058

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/30/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$649	$229	$513	$—	$1,391

Company restaurant expenses	187	13	200	(1)	399
General and administrative expenses	81	45	40	38	204
Franchise and property expenses	24	9	5	2	40
Franchise advertising and other services expense	107	74	107	—	288
Refranchising (gain) loss	—	—	—	(100)	(100)
Other (income) expense	2	—	—	5	7
Total costs and expenses, net	401	141	352	(56)	838
Operating Profit	$248	$88	$161	$56	$553

Quarter Ended 9/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$794	$203	$442	$(3)	$1,436

Company restaurant expenses	419	54	249	(5)	717
General and administrative expenses	85	44	41	45	215
Franchise and property expenses	29	21	6	5	61
Refranchising (gain) loss	—	—	—	(201)	(201)
Other (income) expense	1	2	(1)	(1)	1
Total costs and expenses, net	534	121	295	(157)	793
Operating Profit	$260	$82	$147	$154	$643

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/18	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$1,958	$713	$1,459	$—	$4,130

Company restaurant expenses	617	56	587	(2)	1,258
General and administrative expenses	247	141	121	122	631
Franchise and property expenses	78	28	17	4	127
Franchise advertising and other services expense	312	229	293	—	834
Refranchising (gain) loss	—	—	—	(285)	(285)
Other (income) expense	—	2	(1)	9	10
Total costs and expenses, net	1,254	456	1,017	(152)	2,575
Operating Profit	$704	$257	$442	$152	$1,555

Year to Date 9/30/17	KFC	Pizza Hut	Taco Bell	Corporate and Unallocated	Consolidated
Total revenues	$2,296	$659	$1,349	$(3)	$4,301

Company restaurant expenses	1,244	212	772	(5)	2,223
General and administrative expenses	259	151	122	167	699
Franchise and property expenses	80	44	16	21	161
Refranchising (gain) loss	—	—	—	(331)	(331)
Other (income) expense	3	2	(1)	(1)	3
Total costs and expenses, net	1,586	409	909	(149)	2,755
Operating Profit	$710	$250	$440	$146	$1,546

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

(a)	Amounts presented as of and for the quarters and years to date ended September 30, 2018 and 2017 are preliminary.

(b)
In connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018, we recorded net refranchising gains during the quarters ended September 30, 2018 and 2017 of $100 million and $201 million, respectively, that have been reflected as Special Items. During the years to dated ended September 30, 2018 and 2017, we recorded net refranchising gains of $285 million and $331 million, respectively, that have been reflected as Special Items.

The third quarter 2018 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S. and KFC restaurants in the UK. The third quarter 2017 net refranchising gains relate primarily to refranchising Taco Bell restaurants in the U.S.

(c)
In the fourth quarter of 2016, we announced our plan to transform our business. Major features of the Company's strategic transformation plans involve being more focused on development of our three brands, increasing our franchise ownership and creating a leaner, more efficient cost structure (“YUM’s Strategic Transformation Initiatives”). During the quarters ended September 30, 2018 and 2017, we recognized Special Item charges of $1 million and $4 million, respectively, related to these initiatives. During the years to date ended September 30, 2018 and 2017, we recognized Special Item charges of $2 million and $15 million, respectively, related to these initiatives. These costs primarily related to severance and relocation costs that were recorded within G&A.

(d)
On May 1, 2017, we reached an agreement with Pizza Hut U.S. franchisees that will improve brand marketing alignment, accelerate enhancements in operations and technology and includes a permanent commitment to incremental advertising contributions by franchisees beginning in 2018. During the quarters ended September 30, 2018 and 2017, we recorded Special Item charges of $1 million and $8 million, respectively, for these investments. During the years to date ended September 30, 2018 and 2017, we recorded Special Item charges of $3 million and $20 million, respectively, for these investments. The majority of these costs were recorded within Franchise and property expenses.

(e)
During the first quarter of 2015, we reached an agreement with our KFC U.S. franchisees that gave us brand marketing control as well as an accelerated path to improved assets and customer experience. In connection with this agreement, we recognized Special Item charges of less than $1 million and $4 million for the quarters ended September 30, 2018 and 2017, respectively. During the years to date ended September 30, 2018 and 2017, we recognized Special Item charges of $2 million and $12 million, respectively. The majority of these costs were recorded within Franchise and property expenses.

(f)
In connection with the separation of Yum China, we modified certain share-based compensation awards held as part of our Executive Income Deferral Plan in YUM stock to provide one Yum China share-based award for each outstanding YUM share-based award. These Yum China awards may now be settled in cash, as opposed to stock, which requires recognition of the fair value of these awards each quarter within G&A in our Consolidated Statements of Income. During the quarter and year to date ended September 30, 2018, we recorded Special Item credits of $2 million and $3 million, respectively, due to depreciation in the market price of Yum China's stock. During the quarter and year to date ended September 30, 2017, we recorded Special Item charges of less than $1 million and $18 million, respectively, related to these awards.

(g)
We recorded a non-cash charge of $22 million related to the adjustment of certain historical deferred vested liability balances in our qualified U.S. plan during the first quarter of 2017. Additionally, during the fourth quarter of 2016 the Company allowed certain former employees with deferred vested balances in the YUM Retirement Plan an opportunity to voluntarily elect an early payout of their pension benefits. In connection with this program we incurred an additional Special Items settlement charge of $1 million during the quarter ended September 30, 2017. These charges are recorded in Other pension (income) expense.

(h)
Tax Benefit (Expense) on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items.  Additionally, during the second quarter of 2018, we recorded a $19 million increase to our Income tax provision for the correction of an error associated with the tax recorded on a prior year divestiture, the effects of which were previously recorded as a Special Item.

(i)
During the quarter and year to date ended September 30, 2018 we recorded $16 million and $32 million decreases, respectively, related to our provisional deemed repatriation tax expense recorded in the fourth quarter of 2017 associated with the Tax Cuts and Jobs Act of 2017 ("Tax Act") that was reported as a Special Item. We also recorded benefit in the quarter and year to date ended September 30, 2018 related to current year U.S. foreign tax credits that became realizable directly as a result of the impact of the deemed repatriation.